EXHIBIT 10.28


                                 LEASE AGREEMENT

         THIS LEASE, dated as of the 21st day of November, of 1991, is between Homburg Holdings (CO) Inc., owner, a Colorado corporation ("Landlord"), and Microphase Laboratories, Inc., a New Mexico corporation ("Tenant"). Landlord desires to lease to Tenant and Tenant desires to acquire a leasehold interest in 815 N. Wooten Road owned by Landlord and located in El Paso County, Colorado, as described on Annex A attached (the "Property"), an existing building (the "Building") located on the Property, other improvements located upon the Property, and other fixtures and personal property used or useful in connection with the foregoing. The building, Property, improvements, personal property and fixtures are collectively referred to as the "Premises". Accordingly, and in consideration of the covenants contained herein, the parties hereto agree as follows:

                          Article 1. Lease of Premises

         Landlord hereby leases to Tenant, and Tenant leases from Landlord, upon the term and conditions hereinafter set forth, the Premises.

                                 Article 2. Term

         The rental term of this Lease shall commence on the 1st day of November, 1991 (the "Commencement Date") and shall continue for a period of 5.25 years, expiring at 11:59 p.m. on the 31st day of January, 1997, unless sooner terminated as provided herein.

             Article 3. Rent, Utilities, Taxes and Security Deposit

         3.1 Basic Rent. As annual base rent for the use of the Premises ("Base Rent"), Tenant will pay Landlord, or Landlord's assigns, at the address set forth in Article 22, and subject to the adjustment provisions of Section 3.3 below, Base Rent in the amount of $ See Annex B per year.

         3.2 Additional Rent. Tenant shall also pay to Landlord (or other parties as directed herein) as additional rent ("Additional Rent"), taxes, utilities and other expenses as set forth in this Lease. Landlord shall have all rights against Tenant for default in payment of Additional Rent as in the case of arrears of Base Rent. Base Rent and Additional Rent are collectively referred to herein as "Rent".

         3.3. Base Rent Adjustment. Notwithstanding any provision of this Lease to the contrary, the Base Rent provided in Section 3.1 shall be increased in the following manner:

             See Annex B

         3.4 Manner of Payment. All Rent shall be paid to Landlord without notice, deduction, abatement or setoff, in lawful money of the United States of America, which shall be legal tender at the time of payment. Base Rent shall be payable in advance in twelve equal monthly installments, due on the first day of each month during the term of this Lease.

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Following any default in or later payment of any monetary obligation due
Landlord by Tenant, Landlord shall have the right to demand that future payment by Tenant be made in the form of certified funds or cashier's check only.

         3.5 Late Charge. If Rent due Landlord under this Lease is not received ten (10) days after it is due, a late fee of five percent/month of the amount due shall be due and payable by Tenant as Additional Rent. The parties agree that calculation of the exact costs Landlord will incur if Tenant makes late payments would be difficult to determine but would include, without limitation, processing and accounting charges and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust constituting a lien upon the Premises. The parties agree that the late fee provided herein is a fair and reasonable estimate of the costs Landlord will incur.

         3.6 Tax Payments. Tenant shall reimburse Landlord, if Landlord has paid or shall directly pay, as Additional Rent, all Impositions (as hereinafter defined), prior to the date upon which any installment of any Imposition shall become delinquent, or within thirty (30) days of being billed by Landlord for Impositions paid by Landlord. Landlord shall provide Tenant with copies of all applicable tax bills received by Landlord.

         3.7 Definition of Impositions. "Impositions" shall mean real estate taxes and assessments, special district taxes and assessments, occupancy taxes, landlord taxes or similar taxes, whether or not imposed on or measured by the Rent payable by Tenant, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature whatsoever, which are assessed, levied or imposed upon or in respect of the Premises, any personal property (including trade fixtures) of any kind in, upon or about the Premises or Tenant's operations at, occupancy of or conduct of business at the Premises. If, by law, any Imposition is payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may, at Tenant's option, pay such Imposition in installments and, in such event, any accrued interest on the unpaid balance of such Imposition shall be deemed to be an Imposition as defined herein. Any Imposition relating to a fiscal period of the taxing authority in which the term of this Lease shall commence or end (whether or not such Imposition shall be assessed, levied, confirmed, imposed or become a lien upon the Premises, or any part thereof, or become payable in respect thereto during the term of this Lease) shall be apportioned so that Tenant shall pay only that proportion of such Imposition which corresponds with the portion of such fiscal period as is within the term hereof. If any Imposition billed to Landlord includes amounts for 817 N. Wooten Road, the Imposition shall be apportioned sixty-two (62) percent to 815 N. Wooten Road and thirty-eight (38) percent to 817 N. Wooten Road. Any Imposition billed directly to Tenant shall not be apportioned, and any Imposition for personal property at the premises shall be paid one-hundred (100) percent by Tenant.

         3.8 Right to Contest. Tenant shall have the right to contest the amount of validity, in whole or in part, of any Imposition by appropriate legal proceedings diligently pursued if and for so long as the collection of the Imposition so contested and the sale or any portion of the Premises to satisfy the same shall be prevented or stayed by reason of such proceedings or


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pursuant to any statute or rule of law. Tenant shall indemnity and hold harmless from and against any costs, fees or other liabilities accruing in or as a result of any such proceedings, and Landlord shall indemnify and hold Tenant harmless from any such liabilities incurred by Tenant as a result of Landlord's contesting of Impositions.

         3.9 Utilities. Tenant shall directly pay any and all costs, charges and expense for utilities and services to or for the Premises, including, without limitation, water, sewer, gas, electricity, lighting, heating, air conditioning, power, telephone or other communication service and rubbish removal, and will indemnify and hold Landlord harmless from and against any loss, cost or damage with respect thereto. Tenant will be responsible for any tap or connection fees charges for telephone service.

         3.10 Security Deposit. Landlord acknowledges receipt of $8,000.00 security deposit from Tenant. The security deposit shall be held by Landlord and may be used by Landlord, at it's sole discretion, as liquidation or damages caused by Tenant's default under this Lease. Provided that no damages are incurred, Landlord shall return the security deposit of $8,000.00 to Tenant within sixty (60) days of termination on this Lease.

         3.11 Net Lease. It is acknowledged by Tenant that the effect of this Lease with respect to Landlord is intended to be absolute net, meaning that it is intended that Tenant shall be responsible for paying all costs and expenses of any kind with respect to the interior of Premises. To the extent that the enumeration of Tenant's rental obligations contained in this Article 3 fails to describe any costs or expenses directly related to the Premises, Tenant shall nonetheless be obligated to pay such costs and expenses as Additional Rent pursuant to the terms of this Lease.

                                 Article 4. Use

         4.1 Permitted Uses. Tenant shall use the premises for CAD, offices, and manufacturing for mask and related services of Tenant, as permitted under applicable zoning and other applicable rules and regulations.

         4.2 Compliance with Laws. Tenant, at its own expense, will comply with all federal, state, municipal and other laws, ordinances, rules and regulations applicable to the Premises and the business conducted therein by Tenant.

                        Article 5. Repair and Maintenance

         In addition to its other responsibilities under this Lease, Tenant shall, throughout the term hereof and without costs to Landlord, take good care of the Premises and shall keep and maintain the same in good order and condition and shall make all necessary repairs to the interior of the Premises either for damage caused by Tenant or as part of normal maintenance so as to preserve and protect the premises.

                        Article 6. Additions and Fixtures


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         6.1 Alterations. Tenant will make no alteration, change, improvement, repair, replacement or addition to the Premises which costs more than $10,000 without the prior written consent of Landlord, which consent may not be unreasonably withheld. If such prior written consent of Landlord is granted, the work in such connection shall be at Tenant's expense.

         6.2 Fixtures. Tenant and Landlord acknowledge that some personal property currently installed in the premises has been installed by a party other than Tenant or Landlord, and that Tenant may desire to install additional personal property during the term of this lease. Personal property currently installed in the Premises is listed on Annex C, attached hereto, and no personal property currently fixed to the premises other than that listed on Annex C may be removed by Tenant at the termination of this lease. Tenant agrees to remove all personal property and, after removal of personal property, that the Premises will be left in a broom clean and cosmetically finished condition, normal wear and tear excluded.

         Landlord's predecessor in interest has previously made some claim to ownership or right to ownership of some of the personal property such as the clean room. Tenant is buying this personal property from a creditor of the prior tenant and the Landlord and Tenant agree this Landlord makes no claim of ownership or right to ownership by virtue of any "fixture" laws regarding any of the personal property set forth in Annex C or any additions or accessions to the personal property by Tenant.

         At the conclusion of this lease, Tenant agrees to remove the personal property and to leave the areas of the premises from which the property is removed in a clean, secure manner. For instance, all pipes shall be capped or removed, all electrical service shall be safely terminated, etc.

         If Tenant requests to not remove some personal property, written permission must be first received from Landlord. Tenant agrees to not claim title to any property not removed from the Premises (after written permission from Landlord has been received) and all such property shall become the possession of Landlord.

         6.3 Lien of Tenants Furnishings. There shall be no lien except as is created by a Court of competent Jurisdiction after notice upon hearing had.

                           Article 7. Mechanics' Liens

         Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. Such indemnity shall include, without limitation, all attorneys' fees and costs incurred by Landlord due to the filing of such mechanic's lien or notice thereof. In the event that Tenant, within thirty (30) days following the imposition of any such lien, shall not cause such lien to be released of record by Payment or posting of a proper bond, in addition to all other remedies provided herein and by law, Landlord shall have the right (but not the obligation) to cause the same to be released by such means as it shall deem proper, including bonding or payment of the claim giving rise to such lien. All such


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sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys fees and costs, shall be payable to Landlord by Tenant on demand. Landlord shall have the right at all times to post and keep posted on the Premises any notice permitted or required by law which Landlord shall deem proper for the protection of Landlord and the Premises or any other party having an interest therein from mechanics' and materialmen's liens. Under normal circumstances Tenant shall give written notice to Landlord at least ten (10) business days prior to the commencement of any work relating to alterations or additions to the Premises and Landlord may post the Premises giving all such persons notice of Landlord's nonliability for work performed or materials supplied.

                          Article 8. Access by Landlord

         Because of the nature of Tenant's business and the critical need to maintain security, cleanliness and climate controls in certain areas, Landlord and Landlord's agents and employees, except for emergency circumstances, shall not enter the premises without prior notice to and escort by Tenant. Tenant shall fully cooperate with Landlord to allow Landlord to perform needed inspections or repairs, or evaluation by prospective tenants, lenders or purchasers.

                        Article 9. Damage or Destruction

         Article 9 is modified by the addition of the following:

         The parties recognize that damage to certain critical areas such as the clean room, Nikon II area, and KLA and Inspection areas would totally disrupt Tenant's use of the Premises. Damage to these areas, not the fault of Tenant, allows Tenant at its option to terminate this Lease. Whether there shall be the alternative of partial abatement or temporary full abatement may be negotiated by the parties, but absent agreement, Tenant may, within 30 days of the damage, make its decision to terminate this Lease effective as of the date of damage.

         The following provisions are subject to the preceding modifications.

         9.1 Partial Destruction. If the Premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, the damages shall be repaired by and at the expense of Landlord and the Rent until such repairs are made shall be apportioned according to the part of the Premises which is usable by Tenant, If such partial damage is due to the fault or neglect of Tenant, there shall be no apportionment or abatement of Rent, and the debris, if any, shall be removed by, and at the expense of, Tenant. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of casualty insurance on the part of Landlord or Tenant, for reasonable delay on account of shortages of labor or materials, acts of God, or any other cause beyond Landlord's control. Landlord shall not be obligated to restore fixtures, improvements or other property of Tenant. Landlord's obligations to conduct the repairs described above shall be conditioned upon the funds needed for accomplishing such repairs being available by reason of payments from the casualty insurance required to be carried by Tenant pursuant to Article 12 hereof. If any such funds are not available by reason of Tenant's failure to strictly comply with the term of Article 12, Tenant shall be liable for the full amount of insurance benefit payments that would otherwise have been available to remedy such damage.


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         9.2 Total Destruction. If the Premises are totally damaged or are rendered wholly untenantable by fire or other cause, and Landlord shall decide not to restore or rebuild the Premises, or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it, then in any of such events Landlord may, within thirty days after such fire or other cause, give Tenant notice of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If this Lease is so terminated, Landlord shall refund to Tenant any prepaid Rent (unaccrued as of the date of damage or destruction), less any sums then owing to Landlord by Tenant. Rent shall terminate as of the date of damage. If, however, Landlord shall elect to restore the Building or the Premises, and shall so notify Tenant in writing within thirty (30) days of the damage, then Tenant shall have an additional thirty (30) days to decide whether to continue this Lease or terminate this Lease as of the date of the damage, otherwise, this Lease shall continue in full force and effect and such repairs and restoration shall be made within a reasonable time after the damage shall have occurred, subject to delays arising from shortages of labor or materials, delays in insurance adjustment, acts of God, or any other cause beyond Landlord's control. If such damage is without the fault or neglect of Tenant, and Landlord elects to restore the Premises, then Rent shall be apportioned according to the portion of the leased Premises which is usable by Tenant until such restoration is made.

                            Article 10. Condemnation

         If all or any part of the critical portion or interest in the Premises shall be taken as a result of the exercise of the power of eminent domain or purchase in lieu thereof, Tenant may terminate at its option this Lease as of the date of taking. If only a part of a noncritical area or interest in the Premises or if a substantial portion of the Building is so taken, Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty days after the date of taking; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises or Building taken shall be of such extent and nature as to substantially handicap, impede, or impair Tenant's use of the Premises, or the balance of the Premises remaining, for the purposes for which they were leased. In the event of any taking, Landlord and Tenant shall be entitled to compensation, damages, income, rent, and awards with respect thereto except for an award, if any, specified by the condemning authority for the fixtures and other property, that Tenant has the right to remove upon termination of this Lease. Tenant shall have no claim against Landlord for the value of any unexpired term. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Rent thereafter to be paid shall be equitably reduced.

                       Article 11. Liability and Indemnity

         The other 11.1. General Indemnity. Each party agrees to indemnify and hold the other harmless from all liabilities and claims (including costs, expenses and attorneys' fees incurred in defending against such claims) arising or alleged to arise from any act or omission of a party arising from any injury or damage to any person or the property of any person occurring during the term of this Lease in or about the Premises. Tenant agrees to use and occupy the Premises and other facilities of the Building at its own risk and each party hereby releases the other, its


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agents and employees, from all claims for any damage or injury to the full extent permitted by law for damages not caused by negligence or breach of any term of this Lease.

         11.2 AND 11.3 WERE INTENTIONALLY OMITTED.

         11.4 Security. Unless Landlord is responsible for actively breaching Tenant's security measures, Landlord shall not be liable to Tenant or any other person for any claim on account of any breach of security of the Premises, it being understood and agreed that the security of the Premises is solely the responsibility of the Tenant. In the event of damage to or destruction of the Premises or repairs thereto made by Landlord pursuant to the provisions of this Lease, Tenant shall make such arrangements as it shall deem necessary and prudent to protect the security of the Premises and the contents thereof during the period of repair, and Landlord shall have no responsibility whatsoever for such arrangements.

         11.5 Leasing of Adjacent Building. Landlord acknowledges that Tenant's business can be critically impaired by vibration. Therefore, Landlord will not lease to or permit the use of the adjoining building by a tenant whose activity would generate strong earth vibrations which disrupt the operation of Tenant's equipment.

                              Article 12. Insurance

         12.1 Type of Insurance. During the term of this Lease, Tenant, at its sole cost and expense, for the mutual benefit of Landlord and Tenant, shall carry and maintain the following types of insurance, naming Landlord as an additional insured:

                  (a) Casualty insurance covering the Premises against loss or damage by fire, lightning, windstorm, explosion, riot, riot attending a strike, civil commotion, damage from aircraft and vehicles, smoke damage, and such other hazards as are embraced by standard extended coverage endorsement, in an amount not less than the full replacement value thereof. The proceeds of any such insurance otherwise payable to Landlord or Tenant shall, at the direction of Landlord, be deposited with a bank or trust company in an insurance proceeds trust, or be subjected to such other form of control as Landlord may direct to assure their use for the repair or rebuilding of the Premises as permitted under Article 9 hereof.

                  (b) Comprehensive public liability insurance, including property damage, insuring against liability for injury to persons or damage to property occurring in or about the Premises or arising out of the ownership, maintenance, use or occupancy thereof. Said insurance shall be obtained in such amounts as reasonably approved by Landlord for a combined single limit not less than $1 million per occurrence for bodily injury and property damage.

                  (c) Worker's compensation insurance insuring Tenant from all claims for personal injury and death in such amounts as may, from time to time, be sufficient to pay the maximum accumulated award allowed by applicable law.


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         12.2 Proof of Insurance. Tenant shall furnish Landlord copies of said insurance policies or certificates of insurance within ten days after the execution hereof. Such policies shall provide that coverage may not be canceled or reduced without at least fourteen days' written notice first being given to Landlord. Tenant shall have the privilege of procuring and obtaining all such insurance through its own sources; provided, that the Insurance carrier is acceptable to Landlord, and further provided that if Tenant fails to procure and maintain said insurance, Landlord may purchase the same at Tenant's cost, and the cost thereof shall be Additional Rent which shall be due and payable to Landlord on the data of the next monthly rental installment. Landlord may, however, elect not to purchase such insurance for Tenant's benefit and, in lieu thereof, declare Tenant's default hereunder.

                      Article 13. Assignment and Subletting

         Tenant may assign this Lease to a successor subject to the prior written approval of the Landlord, which shall not be unreasonably withheld. Tenant may sublease only during the term of this Lease and only for rates and charges the same as the rates and charges paid by Tenant. Tenant shall be solely responsible for any sub-tenant.

                   Article 14. Right of Assignment by Landlord

         The term "Landlord" shall mean only the owner, for the time being, of the Building, and automatically upon the sale, assignment, transfer, or other conveyance by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord, which discharge includes not only obligations that will accrue after the date of discharge, but also obligations or liabilities that have accrued before the date of discharge.

                            Article 15. Subordination

         15.1 Subordination. This Lease and Tenant's rights hereunder are subject and subordinate to any ground or underlying lease, easement, mortgage, indenture, deed of trust or other encumbrance, together with any conditions, renewals, extensions, modifications, consolidations and replacements thereof, now or hereafter affecting or placed, charged or enforced against any such ground or underlying lease or all or any portion of the Premises or any interest of Landlord therein or Landlord's interest in this Lease and the leasehold estate thereby created (except to the extent any such instrument shall expressly provide that this Lease is superior thereto). This clause shall be self-operative and no further instrument of subordination shall be required in order to effectuate it. Nevertheless, Tenant shall execute, acknowledge and deliver to Landlord, any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord, any ground or underlying lessor or any mortgagee, to confirm or effectuate any subordination hereunder. If Tenant shall fail or refuse to execute, acknowledge and deliver any such document within ten days after written demand therefor, Landlord, its successors and assigns, shall be entitled to execute, acknowledge and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns as Tenant's attorney-in-fact to


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execute, acknowledge and deliver any and all documents described in this Section
15.1 for and on behalf of Tenant, as provided in this Section 15.1.

         15.2 Attornment. Tenant agrees that in the event that any holder of any mortgage, indenture, deed of trust or other encumbrance encumbering any part of the Building becomes mortgagee in possession of the Premises, Tenant will pay to such mortgagee all Rents subsequently payable hereunder. Further, Tenant agrees that in the event of the enforcement by the trustee or the beneficiary under or holder or owner of any such mortgage, deed of trust, land or ground lease of the remedies provided for by law or by such mortgage, deed of trust, land or ground lease, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the tenant of and attorn to such successor-in-interest without change in the terms or provisions of this Lease. Upon request by such successor-in-interest and without cost to Landlord or such successor-in-interest, Tenant shall execute, acknowledge and deliver an instrument or instruments confirming the attornment herein provided for.

                           Article 16. Quiet Enjoyment

         Provided Tenant pays the Rent payable hereunder as and when due and payable, keeps and fulfills all of the terms, covenants, agreements, and conditions to be performed by Tenant hereunder, and is not in default under this Lease, Tenant shall at all times during the Lease term peaceably and quietly enjoy the leased Premises without any disturbance from Landlord or from any other person claiming by, through, or under Landlord, subject to the terms, provisions, covenants, agreements and conditions of this Lease and to the deeds of trust, mortgages, ground leases, easements and encumbrances to which this Lease is subject and subordinate.

                        Article 17. Default and Remedies

         17.1 Events of Default. The occurrence or existence of any one or more of the following events or circumstances shall constitute a default under this Lease by Tenant:

                  (a) Tenant shall fail to pay within five days after receipt of notice from Landlord stating that such amount is overdue, any installment of Rent payable by Tenant under the terms of this Lease.

                  (b) Tenant shall make or attempt to make an assignment, sublet or other transfer of the Lease mentioned in Article 13 without the express prior written consent of Landlord.

                  (c) Tenant shall neglect or fail to perform or observe any of the covenants herein contained on Tenant's part to be performed or observed (other than those referred to in Sections 17.1(a) and 17.1(b) above) and Tenant shall fail to remedy such default within ten days after Landlord shall have given to Tenant written notice specifying such neglect or failure (or within such period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within such ten-day period, provided that Tenant commences to


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         remedy such default within such ten-day period and proceeds with reasonable diligence thereafter to cure such default).

                  (d) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and such attachment shall not be discharged or disposed of within fifteen days after the levy thereof.

                  (e) Tenant shall vacate or abandon the Premises (which shall be defined to include, but not be limited to, any absence by Tenant from the Premises for five or more days) or lock them so as to prevent the entry therein of Landlord or its representatives as permitted by the terms of this Lease.

                  (f) Tenant or any guarantor of Tenant's obligations hereunder shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) make an assignment of all or a substantial part of its property for the benefit of creditors; (iii) apply for or consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Tenant or such guarantor for all or a substantial part of Tenant's or such guarantor's property or of the Premises or of Tenant's interest in this Lease; or (iv) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under any bankruptcy or insolvency law or an arrangement with creditors, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against Tenant or such guarantor in any bankruptcy, reorganization or insolvency proceedings.

                  (g) The entry of a court order, judgment or decree without the application, approval or consent of Tenant or any guarantor of Tenant's obligations hereunder, as the case may be, approving a petition seeking reorganization of Tenant or such guarantor under any bankruptcy or insolvency law or appointing a receiver, trustee or liquidator of Tenant or such guarantor or of all or a substantial part of Tenant's or such guarantor's property or of the Premises or of Tenant's interest in this Lease, or adjudicating Tenant or such guarantor a bankrupt or insolvent, and such order, judgment or decree shall not be vacated, set aside or stayed within thirty days from the date of entry.

         17.2 Remedies. If Tenant shall default under this Lease as set forth in
Section 17.1, Landlord shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity, and all such remedies shall be cumulative:

                  (a) Landlord shall have the right to terminate this Lease by giving Tenant notice in writing at any time. No act by or on behalf of Landlord, such as entry of the Premises by Landlord to perform maintenance and repairs and efforts to relet the Premises, other than giving Tenant written notice of termination, shall


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         terminate this Lease. If Landlord gives such notice, this Lease and the term hereof as well as the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to Tenant's liability) on the date specified in such notice as if such date were the expiration date of the term of this Lease without the necessity of re-entry or any other act on Landlord's part. Upon any termination of this Lease, Tenant shall quit and surrender to Landlord the Premises as set forth in
         Article 20. If this Lease is terminated, Tenant shall be and remain liable to Landlord for damages as hereinafter provided and Landlord shall be entitled to recover forthwith from Tenant as damages an amount equal to the total of:

                           (i) the cost, including reasonable attorneys' fees,
                  of recovering the Premises;

                           (ii) all Rent accrued and unpaid at the time of
                  termination of the Lease, plus interest thereon at the rate provided in Section 17.2(f); and

                           (iii) any other money and damages owed by Tenant to
                  Landlord.

                  In addition, Landlord shall also be entitled to recover from Tenant as damages the amounts determined, at Landlord's election, under
         (iv) or (v) below:

                           (iv) the amount of Rent that would have been payable
                  hereunder if the Lease had not been terminated, less the net proceeds, if any, received by Landlord from any reletting of the Premises, after deducting all costs incurred by Landlord in finding a new tenant and reletting the space, including costs of remodeling and refinishing space for a new tenant, reasonable tenant inducements, reasonable brokerage commissions or agents' commissions in connection therewith, redecorating costs, attorneys' fees and ether costs and expenses incident to the reletting of the Premises (collectively referred to herein as "Reletting Costs"); provided, however, that Landlord shall have no obligation to relet or attempt to relet the Premises. Tenant shall pay such damages to Landlord on the days on which the Rent would have been payable if the Lease had not terminated; or

                           (v) the present value (discounted at the rate of
                  eight percent per annum) of the balance of the Rent for the remainder of the stated term of this Lease after the termination date plus anticipated Reletting Costs, less the present value (discounted at the same rate) of the fair market rental value of the Premise for such period.

                  No provision of this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to above.

                  (b) INTENTIONALLY OMITTED

                  (c) If Tenant shall default in making any payment required to be made by Tenant (other than payments of Rent) or shall default in performing any other obligations of Tenant under this Lease, Landlord may, but shall not be obligated to, make such payment or, on behalf of Tenant, expend such sum as may be necessary to perform such obligation. All sums so expended by Landlord with interest thereon at the rate of ten percent (10%) APR shall be repaid by Tenant to Landlord on demand. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.

                  (d) If Tenant shall default in making payment of any Rent due under this Lease, Landlord may charge and Tenant shall pay, upon demand, the late charges set forth in Section 3.3. Late payment penalties are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provisions of this Lease.

                  (e) In any action of unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be deemed to be the amount of Rent reserved in this Lease for such period.

                  (f) Whenever Tenant shall be required to make payment to Landlord of any sum with interest, interest on such sum shall be computed from the date such sum is due until paid, at an interest rate equal to ten percent per annum or, if such amount violates any then applicable law with respect to interest rates, at the highest interest rate otherwise allowable under then applicable law.

                  (g) As used in this Lease, the terms "re-enter," "re-entry," "take possession," "repossess" and "repossession" are not restricted to their technical legal meaning.

                              Article 18. Nonwaiver

         Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance of surrender of the Premises.

                          Article 19. Tenant's Remedies

         If any act or omission by Landlord shall occur which would give Tenant the right to damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises or otherwise, Tenant shall not sue for such damages or exercise any such right to terminate until (i) it shall have given written notice of such act or omission to Landlord and to holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises or the Building, if the name and address of such holder(s) shall previously have been furnished to Tenant, and (ii) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord and such holder(s), or either of them, their agents or employees, shall be entitled to enter upon the Premises and do therein whatever may be necessary to remedy such act or omission.

                             Article 20. End of Term

         20.1 Condition of Return. Upon the expiration or other termination of this Lease, Tenant shall vacate and surrender to Landlord the Premises, broom clean, in good order and repair, ordinary wear and tear excepted. Tenant shall remove all property of Tenant, as directed by Landlord. Any property left on the Premises at the expiration or other termination of this Lease, or after the occurrence of any default as set forth in Section 17.1, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant. If such property is not claimed by Tenant within ten days after such expiration, termination or the happening of an event of default, it may be sold or otherwise disposed of by Landlord. Tenant expressly releases Landlord from any and all claims and liability for damage to or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto.

         20.2 Hold-over. If Tenant holds over after the term of this Lease including any option extension with the consent of Landlord, express or implied, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay the Rent and all other charges at the rate most recently charged under the Lease and also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If Tenant holds over after the said term without the consent of Landlord and shall fail to vacate the Premises after Tenant's right to occupy the Premises ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall be liable to Landlord for Rent and all other charges at twice the rate most recently charged under the Lease. If the Premises are not surrendered at the end of the term, Tenant shall be responsible to Landlord for all damage which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against all claims made by any succeeding tenant against Landlord, resulting from delay by Landlord in delivering possession of the Premises to such succeeding tenant. If the last day of the term of this Lease or any renewal hereof falls on Sunday or a legal holiday, this Lease shall expire on the immediately preceding business day. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Article shall survive the expiration or other termination of this Lease.

                        Article 21. Estoppel Certificate

         Tenant will, at any time and from time to time, within ten days after request by Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Rent has been paid, and either stating that to the knowledge of the signer of the certificate no default exists hereunder or specifying each such default of which the signer may have knowledge. Such statement is understood to be intended to be relied upon by any prospective purchaser or mortgagee of the Building, the Premises or any portion thereof. Landlord shall prepare all estoppel certificates.

                               Article 22. Notice

         Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered in person or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

         To the Landlord at:       559 E. Pikes Peak Avenue, Suite 320
                                   Colorado Springs, CO 80903


         To the Tenant at:         Premises
                                   2820 D Broadbent Parkway NE
                                   Albuquerque, NM 87107

A party may change such address from time to time by giving notice as provided above. Notice shall be deemed given when delivered (if delivered by hand) or three days after deposited in the United States mail, postage prepaid, as provided above (if sent by mail). If the Premises is unoccupied, or if the occupants of the Premises will not accept the hand delivery of any items, such items will be deemed to be delivered to the Premises at the time that they are taped to or otherwise attached to an exterior door of the Premises.

                            Article 23. Miscellaneous

         23.1. Entire Agreement. This instrument and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant; no prior written nor prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended (except as provided in Article 20) except by written instrument signed by both parties hereto. Words of any gender shall include each other gender where appropriate. The provisions of this instrument shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties, but this provision shall in no way alter the restrictions herein in connection with assignment and subletting by Tenant.

         23.2. INTENTIONALLY OMITTED

         23.3 Unenforceability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then in such event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision similar in terms and effect to such illegal, invalid or unenforceable clause or provision as may be possible and would be legal, valid or enforceable. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

         23.4 Construction. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

         23.5 Time. Time is of the essence with respect to the performance of each and every provision of this Lease.

         23.6 Recording. This Lease shall not be recorded without the prior written consent of Landlord. Any such unauthorized recording shall give Landlord the right to declare a default under this Lease and pursue the remedies provided herein. A memorandum of this Lease shall be recorded.

         23.7 Name Changes. If the name of Tenant or any successor or assign shall be changed during the term of this Lease, such party shall promptly notify Landlord thereof, which notice shall be accompanied by a certified copy of the document effecting such change of name.

         23.8 Applicable Law, Venue and Jurisdiction. This Lease shall be governed by and construed in accordance with the laws of the State of Colorado. Tenant hereby consents to the exclusive venue and jurisdiction of the courts of the State of Colorado, or courts of the United States of America located in Colorado, with respect to any proceedings related to this Lease.

         23.9 Headings. Article and sections headings are for convenience only and shall in no way define or limit the scope or context hereof.

         23.10 Attorneys' Fees. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the other party's reasonable attorneys' fees.

         23.11 Tenants' Representatives. At any place in this lease where restrictions are placed on the actions of any party, such restrictions also apply, with equal force and effect, to all of that party's employees, agents, contractors, customers, licensees, invitees and other similar parties who have access to the Premises.

         Executed on this 21st day of November, 1991.

                                    LANDLORD:

                                    Homburg Holdings (CO) Inc.
                                    --------------------------------------------

                                    By Homburg Realty (US) Inc., agent for owner
                                       -----------------------------------------

                                    /S/ Robert W. Harris
                                    --------------------------------------------
                                    Robert W. Harris, Manager of Operations



                                    TENANT:

Attest:                             MICROPHASE LABORATORIES, INC.

By /S/ Signature not decipherable   By /S/ Martin Boothman
   ------------------------------      -----------------------------------------
                                       Martin Boothman

Title Attorney for Tenant           Title: President
      ---------------------------

                                     Annex A



                              [Diagram of Premises]

                                     Annex B


         November 01, 1991 - December 31, 1991       $5,000.00
         January 1992                                  No Rent
         February 01, 1992 - July 31, 1992           $4,545.00
         August 01, 1992 - January 31, 1993          $5,045.00
         February 01, 1993 - July 31, 1993           $6,500.00
         August 01, 1993 - July 31, 1994             $7,000.00
         August 01, 1994 - July 31, 1995             $7,500.00
         August 01, 1995 - July 31, 1997             $8,000.00


         Tenant pays:
         ------------
         62% of property tax    (approximately $10,000/year)
         Insurance              (approximately $1,800/year)

                                     Annex C


Equipment list dated 3/31/91

described as fixed assets of Rexotech, Inc.

                                     Annex D

1. Improvements. Landlord agrees to remodel front offices on the first floor by removing all paneling, retexturing and repainting all walls, doors, and trim, and to recarpet space with Landlord's building standard carpet. Color scheme and quality shall be similar to that of the Homburg Executive Suites. Landlord agrees to pay $ 5,000.00 toward the cost of said Improvements. Tenant agrees to reimburse Landlord for any excess amount expended by Landlord within 30 days of being billed for same.

         Landlord will replace the existing roof on the building, which work will commence within 30 days of execution of this lease weather permitting. Landlord agrees to keep inconvenience to Tenant's business at a minimum during roof replacement.

2. Tenant is granted an option to renew this lease for one additional 5 year term at $8,000.00 per month basic rent.

3. Tenant is granted an option to purchase the building at 815 Wooten Road at a price to be determined by the parties, subject only to the approval of the Mortgagee, Canada Life Assurance Company.

         The purchase price shall be determined by appraisal primarily based on the income stream from rentals. If the parties do not agree on the purchase price as determined by this appraiser, each shall select an appraiser who will then select a third appraiser. The costs of the appraisers shall be borne equally. The majority valuation of the appraisers shall apply as the option price.

4. Early Termination. Tenant is acquiring the personal property and equipment at 814 N. Wooten Road from David Maytag (or entities under his control). Title to this property is not yet perfected in Maytag. If at any time during the next six months Maytag is not able to convey this property with clear title to Tenant, Tenant may exercise the option to terminate this Lease.

                                ADDENDUM TO LEASE

         This Addendum is entered into by and between Homburg Holdings (CO) Inc., a Colorado corporation (" Lessor") and Photronics Colorado, Inc., a Colorado corporation ("Lessee") for the premises commonly known as 815 North Wooten, Colorado Springs, Colorado. The original lease, dated November 21, 1991, has been previously assigned to Lessee by Microphase Laboratories, Inc., the original Lessee. Lessor consented to this assignment on June 16, 1995.

         Subject to the terms and conditions of the Lease, Lessee has exercised its rights to extend the term of the lease for five (5) years commencing February 1, 1997 and expiring on January 31, 2002, at $8,000 per month basic rent.

         Lessor and Lessee, by this Addendum, now agree to grant to Lessee an additional renewal option as follows:

         (a) Option Period. So long as Lessee is not in default under this lease, either at the time of exercise or at the time the extended term commences, Lessee will have the option to extend the term of this lease for an additional period of five (5) years (the "option period") on the same terms and conditions of this lease, except that the monthly base rent will be determined pursuant to paragraph (b), and Lessee's right to an earlier cancellation will be as set forth in paragraph (c). Lessee will exercise its option by delivering to Lessor written notice ("option notice") at least one hundred eighty days (180) days but not more than three hundred and sixty (360) days prior to the present expiration of the term of this lease. This lease now expires on January 31, 2002.

         (b) Option Period Base Monthly Rental. The base monthly rent for the option period will be as follows:

                                                MONTHLY        RENT/
                                                PAYMENT        SQ. FT.
                                                -------        -------

February 1, 2002 - January 31, 2003             $12,375        $5.50
February 1, 2003 - January 31, 2004             $13,500        $6.00
February 1, 2004 - January 31, 2005             $14,625        $6.50
February 1, 2005 - January 31, 2006             $15,750        $7.00
February 1, 2006 - January 31, 2007             $16,875        $7.50

         (c) Lessee's Right to Cancel Lease During Option Period. Subject to the provisions of this paragraph, Lessee may cancel this lease.

                  (i) To be effective, Lessee must give Lessor, at any time during the option period, at least one (1) year prior written notice of Lessee's election to cancel this lease.

                  (ii) Lessee may cancel this lease only as of the last day of a month (the "cancellation date"). The cancellation date will be stated in Lessee's notice and will be no less than three hundred and sixty-five (365) days after the date of Lessee's notice.

                  (iii) Lessor may reject Lessee's election to cancel this lease if an event of default has occurred at the time of the election.

                  (iv) If Lessor does not reject Lessee's election to cancel this lease, Lessee will cure any event of default under this lease that exists on the cancellation date, and Lessee's obligation to cure any such default within the period of time specified in this lease will survive the cancellation date.

                  (v) On or prior to the cancellation date, Lessee will surrender possession of the premises to Lessor in accordance with the provisions of this lease, as if the cancellation date were the expiration date of this lease.

                  (vi) Following surrender of possession and the cancellation date, Lessor and Lessee will be relieved of their obligations under this lease, except those accruing prior to the cancellation date.

Dated: December 16, 1996


            LESSOR - HOMBURG HOLDINGS (CO), INC.

            By: /S/ Signature not decipherable
                ------------------------------

            Title: Manager of Operations
                   ---------------------------

Dated: December 2, 1996


            LESSEE - PHOTRONICS COLORADO, INC.

            By: /S/ Jeffrey P. Moonan
                ------------------------------

            Title: Senior Vice President
                   ---------------------------